UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 1, 2013

GREEN TECHNOLOGY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11248	84-0938688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2880 Zanker Road, Suite 203
San Jose, CA 95134
(Address of principal executive offices) (Zip Code)

(408) 432-7285
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective September 1, 2013, Green Technology Solutions, Inc. (“GTSO”) signed a joint venture agreement (the “Chilerecicla JV”) with Sociedad de Chilerecicla E-Waste (“Chilerecicla”), a Chilean Company. GTSO will contribute $50,000 to the Chilerecicla JV which is payable in two installments within 30 days. These funds will be used to purchase electronic and plastic waste in Chile and to export and sell minerals, metals and plastics for reuse. Chilerecicla will manage the process of purchasing and selling the e-waste materials. Under the terms of the agreement, GTSO will receive a minimum of 50% of the net profits of the Chilerecicla JV.

Item 9.01 Financial Statements and Exhibits

10.1	Joint Venture Agreement with Sociedad de Chilerecicla E-Waste

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2013

Green Technology Solutions, Inc.

By:	/s/ Paul Watson
Paul Watson, CEO